DHI Group Reports Third Quarter 2023 Financial Results

CENTENNIAL, Colorado, November 1, 2023 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights(1)

▪Total revenue was $37.4 million, down 3% year over year.
▪Total bookings were $31.2 million, down 15% year over year.
▪Net income was $1.0 million, or $0.02 per diluted share, a net income margin of 3%, compared to a net loss of $0.9 million, or $0.02 per diluted share, a negative net income margin of 2%, in the year-ago quarter. Adjusted Diluted Earnings Per Share for the quarter was $0.03, versus $0.02 in the year-ago quarter.
▪Adjusted EBITDA was $9.4 million, up 16% year over year, and Adjusted EBITDA Margin was 25%, up from 21% in the year-ago quarter.
▪Cash flow from operations was $5.6 million, down from $9.2 million in the year-ago quarter.
▪Cash was $3.7 million and total debt was $40.0 million at quarter end compared to $43 million at the prior quarter end.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share later in this press release.

Commenting on the third quarter, Art Zeile, President and CEO of DHI Group, said:

"While the current economic environment continues to impact our revenue and bookings, there remains a long-term secular trend for adding more tech workers in the US. In a study released this past July, McKinsey Global Institute predicted that demand for STEM workers will grow 23% from 2022 to 2030. As the economy improves, and as companies across all industries continue their investment in technology initiatives, we expect increased demand for our tools, which enable companies to attract, find and hire the right technology professionals for their open positions. Until then, we continue to improve our industry-leading product offering and our go-to-market execution, while doing so in a more efficient and profitable manner as evidenced by our significant increase in our Adjusted EBITDA margin this quarter."

Fiscal 2023 Guidance:

DHI Group is revising its fiscal 2023 full year revenue guidance to expected total revenue growth of flat to 1% year over year. The company expects its Adjusted EBITDA margin to be approximately 25% in the fourth quarter.

Conference Call Information

Art Zeile, President and Chief Executive Officer, will host a conference call today, November 1, 2023, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, expectations (financial or otherwise) and intentions, growth potential, and statements regarding our 2023 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, proceeds from settlement, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022

Revenue	$37,433	$38,527	$114,591	$109,918

Operating expenses:
Cost of revenue	4,971	4,561	14,839	12,841
Product development	4,432	4,680	13,284	12,982
Sales and marketing	14,036	14,992	44,819	43,207
General and administrative	7,210	8,668	23,871	25,543
Depreciation	4,241	4,408	12,576	12,594
Restructuring	302	—	2,417	—
Total operating expenses	35,192	37,309	111,806	107,167
Operating income	2,241	1,218	2,785	2,751
Income from equity method investment	153	591	428	1,107
Gain on sale of investments	614	—	614	320
Impairment of investment	(300)	(2,300)	(300)	(2,300)
Interest expense and other	(939)	(447)	(2,616)	(990)
Income (loss) before income taxes	1,769	(938)	911	888
Income tax expense (benefit)	759	(12)	(432)	(937)
Net income (loss)	$1,010	$(926)	$1,343	$1,825

Basic earnings (loss) per share	$0.02	$(0.02)	$0.03	$0.04
Diluted earnings (loss) per share	$0.02	$(0.02)	$0.03	$0.04

Weighted-average basic shares outstanding	43,405	44,190	43,582	44,503
Weighted-average diluted shares outstanding	44,324	44,190	44,579	46,711

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from (used in) operating activities:
Net income (loss)	$1,010	$(926)	$1,343	$1,825
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	4,241	4,408	12,576	12,594
Deferred income taxes	(1,104)	(590)	(3,179)	(3,682)
Amortization of deferred financing costs	37	37	109	110
Stock-based compensation	2,168	2,497	7,722	7,188
Income from equity method investment	(153)	(591)	(428)	(1,107)
Gain on sale of investments	(614)	—	(614)	(320)
Change in accrual for unrecognized tax benefits	85	14	388	208
Impairment of investment	300	2,300	300	2,300
Changes in operating assets and liabilities:
Accounts receivable	399	(519)	2,236	(476)
Prepaid expenses and other assets	(1,079)	1,642	(750)	(547)
Capitalized contract costs	948	557	3,273	410
Accounts payable and accrued expenses	1,758	2,694	(7,799)	3,807
Income taxes receivable/payable	1,304	(241)	73	735
Deferred revenue	(4,590)	(1,892)	(2,020)	6,106
Other, net	937	(152)	494	(465)
Net cash flows from operating activities	5,647	9,238	13,724	28,686
Cash flows from (used in) investing activities:
Cash received from sale of investments	4,941	—	4,941	320
Purchases of fixed assets	(5,767)	(4,863)	(14,988)	(13,393)
Net cash flows used in investing activities	(826)	(4,863)	(10,047)	(13,073)
Cash flows from (used in) financing activities:
Payments on long-term debt	(11,000)	—	(23,000)	(8,000)
Proceeds from long-term debt	8,000	—	33,000	15,000
Financing costs paid	—	—	—	(515)
Payments under stock repurchase plan	—	(3,763)	(6,896)	(14,963)
Purchase of treasury stock related to vested restricted and performance stock units	(821)	(379)	(6,211)	(4,951)
Proceeds from issuance of common stock through ESPP	—	—	148	124
Net cash flows used in financing activities	(3,821)	(4,142)	(2,959)	(13,305)
Net change in cash for the period	1,000	233	718	2,308
Cash, beginning of period	2,724	3,615	3,006	1,540
Cash, end of period	$3,724	$3,848	$3,724	$3,848

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2023	December 31, 2022
Current assets
Cash	$3,724	$3,006
Accounts receivable, net	18,591	20,494
Prepaid and other current assets	4,791	4,294
Total current assets	27,106	27,794
Fixed assets, net	23,376	21,252
Capitalized contract costs	6,404	9,677
Operating lease right-of-use assets	5,096	6,581
Investments	1,857	5,646
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	3,998	3,854
Total assets	$219,737	$226,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,731	$23,818
Deferred revenue	48,331	50,121
Income taxes payable	107	34
Operating lease liabilities	969	105
Total current liabilities	65,138	74,078
Deferred revenue	513	743
Operating lease liabilities	6,997	8,428
Long-term debt, net	40,000	30,000
Deferred income taxes	2,336	5,515
Accrual for unrecognized tax benefits	1,157	769
Other long-term liabilities	508	932
Total liabilities	116,649	120,465
Total stockholders’ equity	103,088	106,239
Total liabilities and stockholders’ equity	$219,737	$226,704

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2023 and 2022 and balance sheets as of September 30, 2023 and December 31, 2022 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q3 2023	Q3 2022	$ Change	% Change
Dice[1]	$24,770	$27,342	$(2,572)	(9)%
ClearanceJobs	12,663	11,185	1,478	13%
Total Revenue	$37,433	$38,527	$(1,094)	(3)%

Net income (loss)[2]	$1,010	$(926)
Net income (loss) margin[3]	3%	(2)%
Diluted earnings (loss) per share[2]	$0.02	$(0.02)
Adjusted diluted earnings per share[5]	$0.03	$0.02
Adjusted EBITDA[5]	$9,392	$8,119
Adjusted EBITDA margin[5]	25%	21%

	Revenue
	YTD 2023	YTD 2022	$ Change	% Change
Dice[1]	$77,952	$78,799	$(847)	(1)%
ClearanceJobs	36,639	31,119	5,520	18%
Total Revenue	$114,591	$109,918	$4,673	4%

Net income[4]	$1,343	$1,825
Net income margin[3]	1%	2%
Diluted earnings per share[4]	$0.03	$0.04
Adjusted diluted earnings per share[5]	$0.06	$0.04
Adjusted EBITDA[5]	$26,191	$22,852
Adjusted EBITDA margin[5]	23%	21%

(1) Includes Dice and Career Events
(2) For the three months ended September 30, 2023, net income and diluted earnings per share includes the net negative impact of impairment of investment, severance and related costs, gain on investment and restructuring, all net of tax, and discrete tax items of $0.3 million, or $0.01 per diluted share. For the three months ended September 30, 2022, net income and diluted earnings per share includes the net negative impact of impairment of investment, severance and related costs and gain on investments, net of tax, and discrete tax items that negatively impacted net income by $1.8 million, or $0.04 per diluted share.
(3) Net income margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) For the nine months ended September 30, 2023, net income and diluted earnings per share includes the net negative impact of impairment of investment, severance and related costs, gain on investment and restructuring, all net of tax, and discrete tax items of $1.1 million, or $0.03 per diluted share. For the nine months ended September 30, 2022, net income and diluted earnings per share includes the net negative impact of impairment of investment, severance and related costs and gain on investments, net of tax, and discrete tax items that negatively impacted net income by $.01 million, or $0.00 per diluted share.

(5) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q3 2023	Q3 2022	$ Change	% Change
Dice	$19,112	$24,982	$(5,870)	(23)%
ClearanceJobs	12,091	11,517	574	5%
Total Bookings	$31,203	$36,499	$(5,296)	(15)%

	YTD 2023	YTD 2022	$ Change	% Change
Dice	$78,573	$87,446	$(8,873)	(10)%
ClearanceJobs	38,499	35,058	3,441	10%
Total Bookings	$117,072	$122,504	$(5,432)	(4)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q3 2023	Q3 2022	$ Change	% Change
Dice	$15,531	$14,868	$663	4%
ClearanceJobs	$21,422	$19,308	$2,114	11%

	YTD 2023	YTD 2022	$ Change	% Change
Dice	$15,578	$14,436	$1,142	8%
ClearanceJobs	$20,928	$18,816	$2,112	11%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Dice	78%	98%	86%	101%
ClearanceJobs	94%	97%	94%	101%

Renewal Rate on Count:
Dice	73%	84%	79%	85%
ClearanceJobs	81%	84%	82%	85%

	Retention Rates[1]
	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Dice	99%	110%	102%	112%
ClearanceJobs	112%	110%	110%	113%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	September 30, 2023	September 30, 2022	Change	% Change
Dice	5,752	6,409	(657)	(10)%
ClearanceJobs	2,054	2,030	24	1%

	Deferred Revenue and Backlog[1]
		Comparison to Prior Year End			Comparison Year Over Year
	September 30, 2023	December 31, 2022	$ Change	% Change	September 30, 2022	$ Change	% Change
Deferred Revenue	$48,844	$50,864	$(2,020)	(4)%	$52,252	$(3,408)	(7)%
Contractual commitments not invoiced	59,559	66,391	(6,832)	(10)%	50,610	8,949	18%
Backlog	$108,403	$117,255	$(8,852)	(8)%	$102,862	$5,541	5%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Adjusted Diluted Earnings per Share
	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share:
Diluted earning (loss) per share	$0.02	$(0.02)	$0.03	$0.04
Impairment of investment and ROU asset, net of tax	0.01	0.05	0.01	0.05
Severance and related costs, net of tax	0.01	—	0.02	0.01
Gain on investments	(0.02)	(0.01)	(0.02)	(0.02)
Restructuring	0.01	—	0.04	—
Discrete tax items	—	—	(0.02)	(0.03)
Other[1]	—	—	—	(0.01)
Adjusted diluted earnings per share	$0.03	$0.02	$0.06	$0.04
Weighted average shares- diluted earnings per share	44,324	44,190	44,579	46,711
Weighted average shares - adjusted diluted earnings per share	44,324	46,273	44,579	46,711
(1) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,010	$(926)	$1,343	$1,825
Interest expense	939	447	2,616	990
Income tax expense (benefit)	759	(12)	(432)	(937)
Depreciation	4,241	4,408	12,576	12,594
Non-cash stock-based compensation	1,989	2,497	7,273	7,188
Income from equity method investment	(153)	(591)	(428)	(1,107)
Gain on sale of investments	(614)	—	(614)	(320)
Impairment of investment	300	2,300	300	2,300
Severance and related costs	619	(4)	1,140	319
Restructuring	302	—	2,417	—
Adjusted EBITDA	$9,392	$8,119	$26,191	$22,852

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$5,647	$9,238	$13,724	$28,686
Interest expense	939	447	2,616	990
Amortization of deferred financing costs	(37)	(37)	(109)	(110)
Income tax expense (benefit)	759	(12)	(432)	(937)
Deferred income taxes	1,104	590	3,179	3,682
Change in accrual for unrecognized tax benefits	(85)	(14)	(388)	(208)
Change in accounts receivable	(399)	519	(2,236)	476
Change in deferred revenue	4,590	1,892	2,020	(6,106)
Severance and related costs	619	(4)	1,140	319
Restructuring	302	—	2,417	—
Changes in working capital and other	(4,047)	(4,500)	4,260	(3,940)
Adjusted EBITDA	$9,392	$8,119	$26,191	$22,852

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance and retention costs, restructuring charges and legal claims and fees. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure.